EXHIBIT 23. CONSENT OF INDEPENDENT ACCOUNTANTS.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-21667) of Hercules Incorporated of our report dated November 15, 2001 relating to the financial statements of the Hercules Incorporated Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 28, 2002